Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are based largely on management's expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Neither Avid nor Midiman undertake any obligation to update publicly or revise any forward-looking statements.

On August 20, 2004, Avid completed the acquisition of Midiman, Inc. ("Midiman") The unaudited pro forma condensed combined financial information gives effect to this acquisition using the purchase method of accounting. For purposes of the statements of operations, the pro forma financial information is presented assuming the acquisition occurred as of January 1, 2003. Avid's fiscal year end is December 31 and Midiman's is January 31. Therefore, the pro forma statements of operations herein combine Avid's statement of operations for the year ended December 31, 2003 with Midiman's statement of operations for the year ended January 31, 2004, and Avid's statement of operations for the six-month period ended June 30, 2004 with Midiman's statement of operations for the six-month period ended July 31, 2004. A pro forma balance sheet is not presented because the acquisition has been reflected in our most recent balance sheet filed with the Securities and Exchange Commission.

Under the purchase method of accounting, the purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their fair values as of the consummation of the acquisition. The determination of these fair values includes Avid management's consideration of a valuation of Midiman's intangible assets prepared by an independent valuation specialist. The allocation included in this pro forma financial information was based on the balance sheet of Midiman as of the acquisition date, August 20, 2004.

As consideration for the acquisition, Avid paid $79.7 million in cash and issued 1,974,234 shares of common stock valued at approximately $84.3 million in exchange for all of the outstanding shares of Midiman. Additionally, Avid granted to Midiman employees stock options to purchase up to approximately 345,000 shares of Avid common stock at a weighted average exercise price of $9.21, in exchange for outstanding Midiman options. The market price used to value the Avid shares issued as partial consideration for Midiman and the Avid options issued in exchange for outstanding Midiman options was based on the 5 day average closing price of the stock during the period beginning two days before and ending two days after the date that the terms of the acquisition were agreed to and announced publicly. The following represents the purchase price for accounting purposes for the acquisition of Midiman (dollar amounts are in thousands, except for per share amounts):

   Avid average market price per share             $42.724
                                            ---------------


   Avid common shares issued in exchange
   for equivalent shares of oustanding
   common stock of Midiman                       1,974,234
                                            ---------------
   In thousands:
   Portion of offer price for equivalent
   common shares settled in Avid common
   shares                                          $84,347


   Cash consideration paid                          79,693

   Fair value of Avid stock options
   exchanged for outstanding Midiman stock
   options                                          12,131


   Estimated transaction costs of Avid               3,300
                                            ---------------
   Total base purchase price                      $179,471
                                            ===============

The fair value of Avid stock options exchanged for outstanding Midiman options was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions and results:

      Expected dividend yield                   0.0 %
      Risk-free interest rate                   3.0 %
      Expected volatility                      59.0 %
      Expected life (in years)                  2.2
      Weighted average fair value of option    $35.14

The purchase price has been allocated to the acquired tangible and intangible assets and liabilities based on their estimated fair values as of August 20, 2004. Independent valuation specialists assisted management of Avid in determining the fair values of the intangible assets (in thousand):

      Cash and cash equivalents             $110
      Accounts receivable                  7,288
      Inventories                         13,420
      Other current assets                   903
      Property and equipment               1,520
      Intangible assets:

        Customer relationships            28,000
          Trade name                       4,700
          Non-compete covenant             1,200
          Developed technology             4,500


      Goodwill                           122,022
      Current liabilities                 (9,692)
      Deferred compensation                5,500
                                   --------------
                                        $179,471
                                   ==============

As part of the purchase agreement, Avid may be required to make additional payments to the former stockholders and option holders of Midiman of up to $45 million, contingent upon the operating results of the business acquired. These payments, if required, will be made through issuance of additional Avid shares and options, and will be recorded as additional purchase price allocated to goodwill, with a small portion (that related to options) recorded as compensation expense.

Intangible assets are being amortized on a straight-line basis which is management's best approximation of the pattern in which the economic benefits of the intangible assets will be consumed.

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from the transaction is not amortized, but will be subject to an impairment test at least annually (more frequently if certain indicators are present). In the event that the goodwill becomes impaired, Avid will incur an impairment charge for the amount of impairment during the period in which the determination is made.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Midiman included in this document, and of Avid included in Avid's Annual Report on Form 10-K for the year ended December 31, 2003 and Avid's Quarterly Report on Form 10-Q for the period ended June 30, 2004. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Avid that would have been reported had the acquisition of Midiman been completed as of the date presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Avid. For example, going forward, Avid may incur integration related expenses not reflected in the pro forma financial information.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2004
(in thousands, except per share data)
UNAUDITED

                                        Historical
                                  ----------------------
                                      Avid     Midiman    Pro Forma   Pro Forma
                                                         Adjustments  Combined
                                  ----------- ---------- ----------- -----------

Net revenues                        $267,260    $34,811                $302,071
Cost of revenues                     115,098     19,095      $534 (1)   134,995
                                                             (294)(2)
                                                              562 (4)
                                  ----------- ---------- ----------  -----------
   Gross profit                      152,162     15,716      (802)      167,076
                                  ----------- ---------- ----------  -----------

Operating expenses:
   Research and development           45,216      2,576       154 (9)    47,946
   Marketing and selling              63,510      5,788       236 (9)    69,125
                                                             (534)(1)
                                                              125 (1)

   General and administrative         12,070      4,561       529 (9)    17,121
                                                              (39)(2)
   Stock-based compensation                         443      (443)(3)
   Amortization of intangible
    assets                               988                1,858 (4)     2,846
                                  ----------- ---------- ----------  -----------
       Total operating expenses      121,784     13,368     1,886       137,038
                                  ----------- ---------- ----------  -----------

Operating income                      30,378      2,348    (2,688)       30,038

Interest and other income
(expense), net                            35       (119)      125 (1)      (513)
                                                             (554)(5)
Loss on derivative                              (19,930)   19,930 (6)
                                  ----------- ---------- ----------  -----------
Income (loss) before income taxes     30,413    (17,701)   16,813        29,525
                                  ----------- ---------- ----------  -----------

Provision for income taxes               200      1,098    (1,028)(7)       270
                                  ----------- ---------- ----------  -----------

Net income (loss)                    $30,213   ($18,799)  $17,841       $29,255
                                  =========== ========== ==========  ===========


Net income per common share -
basic                                  $0.96                              $0.88
                                  ===========                        ==========

Net income per common share -
diluted                                $0.89                              $0.81
                                  ===========                        ==========

Weighted average common shares
outstanding - basic                   31,413                 1,974(8)    33,387
                                  ===========            ==========  ===========

Weighted average common shares
outstanding - diluted                 33,912                 2,253(8)    36,165
                                  ===========            ==========  ===========


See accompanying notes to unaudited pro forma condensed combined financial information.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 31, 2003
(in thousands, except per share data)
UNAUDITED
                                          Historical
                                      ---------------------
                                         Avid     Midiman   Pro Forma  Pro Forma
                                                           Adjustments  Combined
                                      ---------- ---------- ---------- ---------

Net revenues                           $471,912    $51,547              $523,459
Cost of revenues                        209,373     27,992     $812 (1)  239,117
                                                               (185)(2)
                                                              1,125 (4)
                                      ---------- ---------- ---------- ---------
   Gross profit                         262,539     23,555   (1,752)     284,342
                                      ---------- ---------- ---------- ---------

Operating expenses:
   Research and development              85,552      4,468      568 (9)  90,588
   Marketing and selling                109,704      9,670      894 (9) 119,141


                                                               (812)(1)
                                                               (315)(1)
   General and administrative            23,208      5,490    2,119 (9)  30,730
                                                                (87)(2)
   Restructuring and other costs, net     3,194          -                 3,194
   Stock-based compensation                   -        345     (345)(3)        -
   Amortization of intangible assets      1,316               3,717 (4)    5,033

                                      ---------- ---------- ---------- ---------
       Total operating expenses         222,974     19,973    5,739      248,686
                                      ---------- ---------- ---------- ---------

Operating income                         39,565      3,582   (7,491)      35,656

Interest and other income, net            1,874        356     (315)(1)      807
                                                             (1,108)(5)
Loss on derivative                                 (16,010)  16,010 (6)        0
                                      ---------- ---------- ---------- ---------
Income (loss) before income taxes        41,439    (12,072)   7,096       36,463

Provision for income taxes                  550      1,611   (1,617)(7)      544
                                      ---------- ---------- ---------- ---------

Net income (loss)                       $40,889   ($13,683)  $8,713      $35,919
                                      ========== ========== ========== =========

Net income per common share - basic       $1.40                            $1.15
                                      ==========                       =========

Net income per common share - diluted     $1.25                            $1.03
                                      ==========                       =========

Weighted average common shares
outstanding - basic                      29,192               1,974 (8)   31,166
                                      ==========            ========== =========

Weighted average common shares
outstanding - diluted                    32,653               2,235 (8)   34,888
                                      ==========            ========== =========


See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

On August 20, 2004, Avid completed the acquisition of Midiman. For purposes of the statements of operations, the pro forma financial information is presented assuming the acquisition occurred as of January 1, 2003. Avid's fiscal year end is December 31 and Midiman's is January 31. Therefore, the pro forma statements of operations herein combine Avid's statement of operations for the year ended December 31, 2003 with Midiman's statement of operations for the year ended January 31, 2004, and Avid's statement of operations for the six-month period ended June 30, 2004 with Midiman's statement of operations for the six-month period ended July 31, 2004. A pro forma balance sheet is not presented because the acquisition has been reflected in our most recent balance sheet filed with the Securities and Exchange Commission.

(1) Represents reclassifications to conform Midiman's accounting and reporting policies to Avid's accounting and reporting policies.

(2) Represents the reversal of intangible amortization expense resulting from acquisitions consummated previously by Midiman.

(3) Represents the reversal of stock compensation expense relating to stock options issued by Midiman.

(4) Represents the amortization of intangible assets established as part of the purchase price allocation in connection with the acquisition of Midiman. Intangible assets are amortized on a straight-line basis which is management's best approximation of the pattern in which the economic benefits of the intangible assets are consumed over the following number of years:

Customer relationships        12 years
Trade name                     6 years
Non-competition agreements     2 years
Technology-based assets        4 years

(5) Represents the reduction in investment income resulting from the reduced cash balance after payments to effect the acquisition of Midiman.

(6) Represents the reversal of a loss associated with a put arrangement on preferred shares of Midiman, since the equity structure of Midiman has been replaced by the acquisition.

(7) Adjusts the effective tax rate to that expected for the combined company.

(8) The unaudited pro forma condensed combined financial information gives effect to the issuance of Avid stock, based upon an exchange ratio of 0.22202 of a share of Avid stock for each share of Midiman common stock, including Midiman's preferred stock on an as-if converted basis and a common stock warrant on an as-if exercised basis. The average market price per share of Avid common stock of $42.72 was based on the 5 day average closing price of the stock during the period beginning two days before and ending two days after the date that the terms of the acquisition were agreed to and announced.

(9) Represents the amortization of deferred stock compensation expense for unvested stock options exchanged in the acquisition of Midiman by Avid. The deferred compensation is being amortized over the remaining vesting period of the assumed options. The amortization expense has been recorded in the expense category associated with the departmental classification of the grantee.